UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ] Soliciting Material Pursuant to § 240.14a-12
CHYRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

March 31, 2008

Dear Shareholders:

On behalf of the Board of Directors and management of Chyron Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, May 14, 2008, at 9:30 a.m., at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, the executive officers of the Company will review the major developments over the past year, and they and the directors will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report on Form 10-K for 2007. This report describes the financial and operational activities of the Company.

Three additional new directors will be standing for election at this year's meeting. They are Mr. Peter Frey, Mr. Roger L. Ogden and Hon. Robert A. Rayne. Biographical information for each appears on page 5 of this proxy statement.

Whether or not you plan to attend the Annual Meeting, it is important that you cast your vote. Instructions appear within this proxy statement and are on your proxy notice/voting card. Please vote as soon as possible. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person.

We look forward to greeting our shareholders at the meeting.

Sincerely,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive
Officer and Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2008

The Company's Proxy Statement for the 2008 Annual Meeting of Shareholders and the 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, are available at www.proxyvote.com. To view this material please have your 12-digit control number(s) available. The control number appears on your proxy notice/voting card.

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2008

March 31, 2008

To the Shareholders of Chyron Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Chyron Corporation, a New York corporation (hereinafter the "Company"), will be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006 on Wednesday, May 14, 2008 at 9:30 a.m. for the following purposes:

1. To elect nine (9) directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

2. To approve the 2008 Long-Term Incentive Plan;

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 18, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 5 Hub Drive, Melville, New York, 11747, for the ten (10) calendar days immediately preceding May 14, 2008.

Whether or not you plan to attend the Annual Meeting, please vote following the instructions on your proxy notice/voting card. You may change or revoke your proxy at anytime before it is voted.

By Order of the Board of Directors,

/s/ Robert S. Matlin, Esq.
Robert S. Matlin, Esq.,
Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE SO AS TO ENSURE A QUORUM AT THE MEETING.

CHYRON CORPORATION

TABLE OF CONTENTS

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

PROXY STATEMENT

For Annual Meeting of Shareholders
to be Held on May 14, 2008

Approximate Mailing Date of Proxy Statement and Form of Proxy: April 4, 2008.

INFORMATION CONCERNING VOTE

General

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (hereinafter, the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, May 14, 2008, at 9:30 a.m. (Eastern), and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

Voting Rights and Outstanding Shares

Only shareholders of record at the close of business on March 18, 2008 are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 18, 2008, 15,530,807 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

How to Vote

If you are a registered shareholder (shareholder of record) and received a proxy card, you may vote your shares in one of four ways.

    Vote by mail by marking, signing and dating your proxy card and returning it in the business reply envelope provided and return it to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, USA 11717, or

    Vote via the Internet by going to www.proxyvote.com, or
    Vote via telephone by calling, toll-free, 1-800-690-6903, or
    Attend and vote at the meeting in person.

If you are enrolled in the electronic delivery program and received a proxy notice, you may vote via the Internet (see instruction above) or attend and vote at the meeting in person.

If your shares are held in street name, your broker, bank or other holder of record will provide you with a voting instruction card so you can instruct them how to vote your shares. As an alternative to submitting your voting instructions by mail, you may be able to submit your voting instructions via the Internet or by telephone. Please refer to the voting instruction card for more information about how to vote your street name shares. If your shares are held in street name, you are not a holder of record of those shares and you may not vote them in person at the annual meeting unless you have a legal proxy, from the holder of record, which you should obtain from the holder of record and bring with you to the Annual Meeting.

Revocability of Proxies

You may change your vote or revoke your proxy at any time prior to the polling of votes at the Annual Meeting.

For registered shareholders, if you voted by proxy card and mailed it in the enclosed pre-paid envelope, you may revoke such proxy by notice in writing to the Secretary of the Company, or change your vote by signing another later dated proxy card and sending it to the Secretary of the Company, at the above address. If you voted by Internet or telephone, you may change your vote by voting again by Internet or telephone prior to the Annual Meeting. Alternatively, you may revoke your proxy or change your vote at the Annual Meeting prior to the polling of votes.

For shares held in street name, you should contact your broker, bank or other holder of record about revoking your proxy and changing your vote prior to the meeting.

Unless revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (1) FOR the election as directors of the nominees named below under the caption "ELECTION OF THE BOARD OF DIRECTORS," and (2) FOR the adoption of the Company's 2008 Long-Term Incentive Plan as discussed under the caption "PROPOSAL TO ADOPT THE 2008 LONG-TERM INCENTIVE PLAN." In their discretion, the proxies, Messrs. Michael Wellesley-Wesley and Christopher Kelly, are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Annual Meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the Annual Meeting.

Voting Procedures

All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker-dealer non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the votes entitled to be cast at the Annual Meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the Annual Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the Annual Meeting. The adoption of the Company's 2008 Long-Term Incentive Plan must be approved by a majority of the votes cast at the Annual Meeting. Abstentions are not counted in determining the number of votes cast in connection with the adoption of the Company's 2008 Long-Term Incentive Plan.

Under the New York Business Corporation Law, shareholders are not entitled to dissenter's rights of appraisal with respect to any matters to be considered and voted on at the Annual Meeting, and the Company will not independently provide shareholders with any such right.

Householding

The Company has adopted a procedure termed "householding", as it is permitted to do by the Securities and Exchange Commission. Under this procedure a single copy of the annual report and proxy statement is sent to any address at which two or more shareholders reside if it appears that they are members of the same family, or, with their prior express or implied consent. By utilizing householding, the Company saves on printing, mailing and processing costs in connection with its solicitation of proxies. Shareholders who participate in householding will continue to receive separate proxy cards. If a single copy of the annual report and proxy statement was delivered to your address that you share with another shareholder and you wish to receive a separate copy at no charge, please contact Broadridge, the Company's proxy services provider, via the Internet at www.proxyvote.com, telephone [1-800-579-1639] or via email [sendmaterial@proxyvote.com; send a blank email with your 12-digit control number, located on your proxy notice, in the subject line].

If you are a registered shareholder (shareholder of record) and share an address and last name with one or more other registered shareholders and you wish to continue to receive separate annual reports and proxy statements, you may revoke your consent to householding by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717 or by calling toll free 1-800-542-1061 and following the voice prompts. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

If you are receiving more than one copy of the annual report and proxy statement at the address you share with one or more other registered shareholders, you may elect to participate in the householding program by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717.

If your shares are held in street name, please contact your bank, broker or other holder of record to request information about householding.

Electronic Delivery

Registered shareholders who receive a printed annual report, proxy statement and proxy materials in the mail may sign up for electronic delivery instead by going to www.proxyvote.com. If you vote through the Internet, you may also elect electronic delivery by following the instructions that appear after you have voted. Street name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other holder of record regarding the availability of electronic delivery.

If you are enrolled in electronic delivery but you nonetheless wish to receive a printed annual report and proxy statement, you may request one at no charge by contacting Broadridge via the Internet at www.proxyvote.com, telephone [1-800-579-1639] or via email [sendmaterial@proxyvote.com; send a blank email with your 12-digit control number, located on your proxy notice, in the subject line].

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors has nominated nine (9) persons to be elected as Directors at the Annual Meeting and to hold office until the next annual meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

Director Nominees

The following table sets forth certain information with respect to the nominees for director:

Director of the
Name	Company Position and Offices Held	Company Since

Peter Frey	Nominee for Director

Donald P. Greenberg	Director, Member of the Compensation Committee,	September, 1996
Member of the Audit Committee

Richard P. Greenthal	Director, Member of the Audit Committee, Member	February, 2006
of the Corporate Governance and Nominating
Committee

Christopher R. Kelly	Chairman of the Board of Directors, Chairman	August, 1999
of the Compensation Committee, Chairman of
the Corporate Governance and Nominating
Committee

Roger L. Ogden	Nominee for Director

Robert A. Rayne	Nominee for Director

Eugene M. Weber	Director, Chairman of the Audit Committee	July, 1995

Michael I. Wellesley-Wesley	President and Chief Executive Officer, Director	May, 1995

Michael C. Wheeler	Director, Member of the Compensation Committee,	February, 2006
Member of the Corporate Governance and
Nominating Committee

Peter Frey, age 48, is a private investor and a retired partner of TRG Management, an emerging markets asset management/hedge fund business, where he was responsible for sales, marketing and product development from March 2003 until he retired in June 2007. Prior to this he spent more than 17 years at JP Morgan, mostly in the Emerging Markets Group, where he held a series of increasingly significant positions including Global Head of Sales, was Managing Director from 1993 to 2001 and, during his last two years, was Co-Head of U.S. Fixed Income Sales. He also is the President of the Board of Trustees of Exit Art, a non-profit cultural organization in New York City and is a member of Vassar College's President's Advisory Council.

Donald P. Greenberg, age 74, is the Jacob Gould Schurman Professor of Computer Graphics and Founding Director, Program of Computer Graphics, at Cornell University. He has been a professor at Cornell University since 1968. He is a Founding Director of the National Science and Technology Center for Computer Graphics and Scientific Visualization, and a member of the National Academy of Engineering. He teaches technology strategy at Cornell's Johnson Graduate School of Management. He is also a member of the Board of Directors of Interactive Data Corporation, a provider of various financial data and proprietary information.

Richard P. Greenthal, age 54, has, since 1997, been a private investor managing personal investments, including venture capital investing and small company acquisitions through GLT Investments.

Christopher R. Kelly, age 48, has been the owner of Fortuna Investments since 1997, where he specializes in private investments and venture capital.

Roger L. Ogden, age 62, serves as a consultant for several broadcast related companies. From August 1997 to July 2005 he served as President and General Manager of KUSA Television in Denver, Colorado where he had overall management responsibility for this local NBC affiliate station, and as a Senior Vice President of the Gannett Television unit of Gannett Company, Inc. From July 2005 until his retirement in July 2007, he was President and CEO of the Gannett Television unit, where he had overall responsibility for 23 television stations owned by Gannett and also served as Senior Vice President of Design, Innovation and Strategy for Gannett Company, Inc., encouraging development of new business ideas and improved processes for Gannett.

Robert A. Rayne, age 59, has been the Chief Executive Officer and a director of LMS Capital plc, an investment company, since June 2006, when the investment business of London Merchant Securities plc was demerged and LMS Capital was formed to hold this business. Mr. Rayne was employed by London Merchant Securities from 1968 to February 2007 and served as its Chief Executive Officer from May 2001 to February 2007. Mr. Rayne is also the Non-Executive Chairman of Derwent London plc, a leading central London, U.K. real estate investment trust. He is currently a member of the Board of Directors of Weatherford International Inc.

Eugene M. Weber, age 57, is the Managing Partner of Weber Capital Management, L.L.C., a registered investment advisor founded in 1999. The firm manages public equity portfolios and venture capital investments in technology and healthcare.

Michael I. Wellesley-Wesley, age 55, is the Company's President and Chief Executive Officer, a position he has held since February 2003. Prior to this, he served as a consultant to the Company from July 2001. He formerly held the position of Chairman of the Board of Directors through February 2002 and previously served as Chief Executive Officer of the Company from July 1995 through June 1997. He was a Managing Director of Soundview Ventures from 1999 to 2001.

Michael C. Wheeler, age 58, has, since April 1999, served as Managing Partner with Westerly Partners, LLC, an investment advisory firm providing strategic, financial and technology solutions to early stage companies focused on new media and technology industries.

Board of Directors and Committees of the Board of Directors

The Board of Directors currently consists of six directors and that total will increase to nine if all existing directors and the three additional new nominees are elected. The Board of Directors currently has a standing audit committee (the "Audit Committee"), a standing compensation committee (the "Compensation Committee") and a standing Corporate Governance and Nominating Committee. Five of the current six directors are, and the three new nominees would qualify as, "independent directors" as defined in the corporate governance rules of the American Stock Exchange, LLC ("Amex"). Mr. Wellesley-Wesley does not meet that definition by virtue of his current employment with the Company.

The Board of Directors held eight (8) meetings during 2007. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

The Compensation Committee is authorized to review and make recommendations to the Board of Directors on all matters concerning the remuneration of the Company's executive officers, including the administration of the Company's compensation plans. The current members of the Compensation Committee are Messrs. Kelly, who serves as Chairman, Greenberg and Wheeler, all of whom are independent directors under the corporate governance rules of the Amex. During 2007 the Compensation Committee held six (6) meetings.

The Audit Committee is responsible for approval of the engagement of the Company's independent registered public accountant and for: reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies; reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established; reviewing the Company's accounting and financial reporting processes; reviewing and appraising with management the performance of the Company's independent registered public accountants; and providing an open avenue of communication between the independent registered public accountants and the Board. The current members of the Audit Committee are Messrs. Weber, who serves as Chairman, Greenthal and Greenberg. Mr. Weber meets the definition of "financially sophisticated" as required by the corporate governance rules of the Amex. None of the Audit Committee members meet the definition of an "audit committee financial expert" under Item 401 of Regulation S-K of the Securities Act of 1933. However, the Board of Directors has concluded that while none meet that definition, they possess the experience necessary to carry out the duties and responsibilities of the Audit Committee. The Audit Committee held six (6) meetings during 2007.

The Company has a Corporate Governance and Nominating Committee that was formed by the Board of Directors in July 2007. The current members are Messrs. Kelly, who serves as Chairman, Greenthal and Wheeler. The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding matters concerning corporate governance, reviewing the composition and evaluating the performance of the Board, recommending persons for election to the Board, evaluating director compensation, reviewing the composition of the committees of the Board and recommending persons to be members of such committees, reviewing and maintaining compliance of committee membership with applicable regulatory requirements, and reviewing conflicts of interest of members of the Board and corporate officers. The Charter for the Corporate Governance and Nominating Committee is posted on the Company's website at www.chyron.com, click on Corporate and click on Corporate Governance. The Corporate Governance and Nominating Committee met for the first time in March 2008.

In identifying and evaluating candidates to be nominated as directors, the Corporate Governance and Nominating Committee seeks individuals with stated relevant experience that can add to the ability of the Board of Directors to fulfill its fiduciary obligation. The Board of Directors shall consider candidates nominated by shareholders. A shareholder who wishes to nominate a director must submit a nomination in writing to the Company's Chairman of the Board, with a copy to the Company's President and CEO, at Chyron

Corporation, 5 Hub Drive, Melville, NY 11747, by December 10, 2008. Such nominee must meet the standards set forth above and there must be a vacancy on the Board of Directors. The Company has not received any recommended nominees from a security holder or group of security holders that beneficially own more than 5% of the Company's voting Common Stock. The Company does not pay any third party a fee to assist in the process nor in identifying and evaluating candidates.

The Company has a Code of Ethics for Senior Financial Officers which is applicable to its principal executive officer, its principal financial officer, its principal accounting officer or controller, and any other persons performing similar functions, and a Code of Business Conduct and Ethics which applies to all officers, directors and employees (the "Codes of Ethics"). To view the full text of the Codes of Ethics please go to the Company's website at www.chyron.com, click on Corporate, and click on Corporate Governance, where the Codes of Ethics are listed. The Company intends to disclose any amendments to the Codes of Ethics, and all waivers from the Codes of Ethics for named executive officers, by posting such information on its website.

The Company has a process in place to facilitate shareholder communications to its Board of Directors. To send an e-mail to directors, please go to the Company's website at www.chyron.com, click on Corporate and click on Communications to Directors. You will be asked to provide your contact information and your comments, to select the individual director or the entire group of directors for your communication to be sent to, and then click submit. This will send an e-mail to the selected individual director or the group of directors. Communications sent in this manner are not screened by the Company.

The Company's directors and the nominees for director are expected to attend the Company's annual meeting of shareholders. All of the Company's directors attended last year's annual meeting of shareholders.

Executive Officers

In addition to Mr. Wellesley-Wesley, the other named executive officers of the Company are:

Jerry Kieliszak, age 55, is Senior Vice President and Chief Financial Officer. Mr. Kieliszak has served as Chyron's Senior Vice President and Chief Financial Officer since joining the Company in March 2002 and is responsible for the Company's finance, administration, human resources and information technology areas. From 2000 to 2001 he was Executive Vice President and Chief Financial Officer of CoreCommerce, a business-to-business e-commerce software development company with responsibility for business development, finance, administration, human resources and management information systems. Until 2000, Mr. Kieliszak was, for eleven years, Vice President and Chief Financial Officer of ABT Corporation, an international, enterprise project management software development company, with responsibility for operations, finance, administration, human resources and management information systems. Prior to ABT, Mr. Kieliszak was with the New York City office of Price Waterhouse for twelve years. He is a CPA and MBA.

Kevin Prince, age 53, is Senior Vice President and Chief Operating Officer. He joined the Company in July 2004 as Vice President of Strategic Marketing. From July 2005 until present he has served as Chief Operating Officer. In October 2004 he was named a Senior Vice President and retained responsibility for product development, assumed responsibility for engineering and in February 2005 also assumed responsibility for product management and sales and marketing. From October 2004 to February 2005 he was responsible for product development, technology strategy and manufacturing operations. Prior to joining the Company, he was employed by Pinnacle Systems, Inc., where from March 2003 to July 2004 he was Director of Product Planning (Graphics), from July 2001 to March 2003 he was Business Manager of the Vortex Group, and from April 1997 to July 2001 he was Business Manager of the Deko Group.

PROPOSAL TO ADOPT THE 2008 LONG-TERM INCENTIVE PLAN

Upon recommendation of the Board of Directors of the Company, the Board is hereby submitting to the shareholders of the Company for their approval the proposed adoption of the 2008 Long-Term Incentive Plan (the "2008 Plan"). The 2008 Plan is included in Appendix I and the principal features of the 2008 Plan are described below.

The reason the Board is recommending approval of the 2008 Plan is because the Company's current plan, the 1999 Incentive Compensation Plan (the "1999 Plan"), expires on May 12, 2009 and the May 14, 2008 annual meeting of shareholders is the last such scheduled annual meeting prior to the expiration of the 1999 Plan, and the number of shares remaining available for grant under the 1999 Plan at March 20, 2008 were only 33,759.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

Summary of the 2008 Plan

The purpose of the 2008 Plan is to assist the Company in attracting, retaining, and rewarding high-quality executives, employees, directors and other persons who provide services to the Company, enabling such persons to acquire or increase a proprietary interest in the Company and to strengthen the mutuality of interests between such persons and to provide annual and long-term incentives to expend their maximum efforts in the creation of shareholder value. The 2008 Plan will be administered by the Compensation Committee of the Board of Directors. The 2008 Plan does not limit the availability of awards to any particular class or classes of eligible employees. If an award were to lapse or rights to an award otherwise were to terminate, the shares subject to the award would be available for future awards to the extent permitted by applicable federal securities laws. Awards granted under the 2008 Plan are not transferable, other than by will or the laws of descent and distribution, except that if authorized in the applicable award, a grantee may transfer, not for value, all or part of an option that is not an incentive stock option to any family member. In the event of a change in control, all outstanding options and stock appreciation rights ("SARs") shall become immediately fully exercisable and vested and any vesting, repurchase and/or forfeiture rights and conditions with respect to outstanding restricted stock and/or restricted stock units ("RSUs") shall be waived, at the time of a change in control. The total number of shares reserved and available for delivery in connection with awards under the 2008 Plan shall be 2,000,000. The expiration date of the 2008 Plan shall be May 14, 2018. If the 2008 Plan is approved, shares remaining available or becoming available under the 1999 Plan will not be awarded.

Awards to eligible employees under the 2008 Plan will be made in the form of stock options, SARs, RSUs, restricted stock, unrestricted stock, cash or other stock-based awards. At the close of business on the last trading day of each July, a non-employee director will automatically be granted a non-qualified stock option to purchase 15,000 shares. The Compensation Committee, in its sole discretion, designates whom is eligible to receive awards, determines the form of each award, determines the number of shares of stock subject to each award, establishes the exercise price of each award and such other terms and conditions applicable to the award as the Compensation Committee deems appropriate.

Stock option awards can be either incentive or non-incentive. In either case, the exercise price of the option will not be less than the fair market value of the underlying shares as of the date the award is granted. Options will become exercisable at such times as may be established by the Compensation Committee when granting the award. No stock option shall be exercisable more than ten years after the date the option is granted.

A SAR allows the holder, upon exercise, to receive the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the grant price of the SAR. The Compensation Committee shall determine the circumstances under which a SAR may be exercised and the method of settlement. SARs may be awarded independently or in tandem with other awards.

A RSU allows the holder to receive stock, cash, or a combination thereof, at the end of a specified deferred period. Restricted stock and RSU awards are subject to such restrictions as to transferability and risk of forfeiture as may be imposed by the Compensation Committee, which restrictions may lapse separately under circumstances such as achievement of performance goals and/or future service requirements. Except to the extent restricted under the terms of the 2008 Plan, any participant granted restricted stock shall have all the rights of a shareholder, including the right to vote and receive dividends. Holders of RSUs shall have no rights as shareholders of the Company.

The Compensation Committee is also authorized to grant stock as a bonus or to grant stock in lieu of obligations to pay cash under the 2008 Plan or under other compensatory arrangements.

The Board of Directors of the Company may amend, suspend, or terminate the 2008 Plan at any time with respect to awards which have not been made. An amendment shall be contingent on approval of shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange requirements. No awards shall be made after termination of the 2008 Plan. No amendment, suspension or termination of the 2008 Plan shall, without the consent of the grantee, impair any rights or obligations under any award theretofore awarded.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the 2008 Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory "holding period"), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder's income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the 2008 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company's Common Stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case, they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received, will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards Under the 2008 Plan. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any "covered employee" in excess of $1 million. For purposes of Section 162(m), the term "covered employee" includes the Company's chief executive officer and the three other most highly compensated executive officers who are required to be disclosed in the Company's proxy statement as a "named executive officer" based on the amount of their total compensation. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our shareholders.

Accordingly, in order to maintain the Company's ability to fully deduct certain incentive compensation paid pursuant to the 2008 Plan, approval of the 2008 Plan will qualify as approval of the material terms, including the Performance Goals discussed in the section titled "Restricted Shares and Restricted Units" above, under which qualifying performance-based compensation is to be paid.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company's 2008 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for 2008 and incorporated by reference in the Company's 2007 Annual Report on Form 10-K.

The Compensation Committee:

Christopher R. Kelly, Chairman

Donald P. Greenberg

Michael C. Wheeler

March 31, 2008

COMPENSATION DISCUSSION AND ANALYSIS

The Summary Compensation Table and supplementary tables that follow describe the compensation paid to our President and Chief Executive Officer ("CEO"), Senior Vice President and Chief Financial Officer ("CFO") and Senior Vice President and Chief Operating Officer ("COO"). These are the only executive officers in the Company. The Compensation Committee consists of three Directors who are independent as that term is defined by the corporate governance rules of the Amex. It is the duty of the Compensation Committee to develop, administer and review the Company's compensation plans, programs and policies, to monitor the performance and compensation of the Company's executive officers and other key employees and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation. Mr. Wellesley-Wesley, an employee-Director, abstains from any vote by the Board of Directors relating to matters involving executive compensation. The Compensation Committee does not have a written charter. The Compensation Committee meets at least four times per year according to a pre-arranged schedule and agenda, and more often as required, in exercising its responsibilities. During 2007 the Compensation Committee met six (6) times.

Compensation Objectives and Components

The objective of the Company's compensation program is to motivate, retain and attract management, linking incentives to financial and personal performance and enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to the Company's success in achieving superior performance objectives. To accomplish this, the compensation program for the named executive officers consists of the following components:

    Salary;

    Annual performance-based cash awards;

    Stock options; and

    Other fringe benefits and perquisites.

The Compensation Committee believes that the Company's executive compensation package consists of elements of compensation that are typically used to incentivize and reward executive management at other companies of our size, in our geographic area or in our industry. Each of these components is designed to meet the program's objectives of providing a combination of fixed and variable, performance-based compensation.

The CEO makes a recommendation to the Compensation Committee for any proposed changes in salary, as well as performance-based awards and stock option grants, for the other named executive officers. The Compensation Committee decides the appropriate amount of salary change, as well as performance-based awards and stock option grants, for the CEO.

Salary

Salary is paid to the named executive officers on a bi-weekly basis. This is a fixed element of compensation. Salaries of the named executive officers are reviewed annually. Increases are normally budgeted to be awarded in March or April, but increases may be delayed if earnings are less than planned or to conserve cash. In reaching the decision on salary changes, the CEO and Compensation Committee consider individual performance and the average annual budgeted percentage increase for the Company as a whole, as well as informal assessments of prevailing salary levels and other incentives for similar roles in other companies of our size, in our geographic area or in our industry. The named executive officers' base salaries increased 5% in April 2007, in line with the average annual budgeted percentage increase for the Company as a whole. Additionally, in April 2007 the CEO's housing allowance of $2,500 per month ($30,000 per annum) was terminated and an equal annual amount was added to his base salary. In October 2007 the CEO's base salary was changed from a U.K. Pounds Sterling amount of GBP 207,794 to a U.S. Dollar amount of $412,000, which, when added to the $30,000 per annum added to his salary in lieu of the housing allowance, brought his new base salary to $442,000 per annum.

Annual Performance-based Cash Awards

The annual performance-based cash awards component is primarily designed to achieve our short-term earnings objectives, and is based on an executive incentive compensation plan approved by the Compensation Committee at the beginning of each year. The target award levels for this element of compensation are 70% of salary for the CEO and 60% of salary for the CFO and COO. In each case, three fourths of these target amounts is based on achievement of financial objectives (the "financial objectives target") and one fourth is based on achievement of personal objectives (the "personal objectives target"). The financial objective is to achieve a designated level of the annual budgeted earnings before interest, taxes, depreciation and amortization, as adjusted for stock option expense ("adjusted EBITDA target level"). For 2007, the plan specified an award ranging from a minimum of 90% of the financial objective target for achievement of 90% of the adjusted EBITDA target level to a maximum of 150% of the financial objective target for achievement of 125% or more of the adjusted EBITDA target level, based on a formula whereby the financial objective target achievement percentage grew in proportion to adjusted EBITDA target level percentages achieved up to 100%, and then financial target achievement percentages grew at twice the rate as adjusted EBITDA target level percentages achieved for achievement over 100% and up to 125% of adjusted EBITDA target level. For 2007, we achieved 111.16% of adjusted EBITDA target level, resulting in an award of 122.32% of financial objectives target to each of the named executive officers.

The personal objectives underlying the personal objective target are set by the CEO for the CFO and COO, and by the Compensation Committee for the CEO, at the beginning of each year. These goals relate to a variety of factors, depending on the named executive's responsibilities, and may include, for example, exploring strategic development alternatives, improving the Company's investor relations initiatives, promoting new opportunities for increased revenue growth, achieving the Company's strategic plan and other factors. At year's end, the CEO measures accomplishment of personal objectives for the CFO and COO and determines what percentages of their respective personal objectives targets were achieved. The Compensation Committee measures accomplishment of personal objectives by the CEO and determines what percentage of his personal objectives target was achieved. For 2007, the CEO and CFO achieved 100% of their personal objectives targets and the COO achieved 93%. The personal objectives award is typically paid in February or March following the year for which it was earned, and the financial objective award is paid in March after the Company's independent registered public accounting firm has completed its audit of the prior year's results. An exception to this payment schedule is that the CEO is entitled to receive, at his election, in April or May of the year earned, a pre-payment of not more than $40,000 of his award so as to permit him to pay his U.K. and U.S. personal income taxes. See the 2007 Non-Equity Incentive Plan Compensation table below.

Stock Options

The granting of stock options, which usually vest one-third at the end of each of three years, is designed to achieve the Company's long-term objective of enhancing shareholder value by incentivizing the named executive officers to effectively manage the Company to achieve increased market value. Stock options granted to executive officers and all other employees during the year are designed as incentive stock options ("ISOs") up to permitted levels of the Internal Revenue Code (the "Code") and thereafter are non-qualified stock options ("NQSOs"). ISOs are intended to qualify for preferential tax treatment for employees under the Code. The main advantage to employees to receiving ISOs rather than NQSOs is that unlike NQSOs, no income tax is due upon exercise of ISOs, but rather capital gains tax becomes due when the acquired shares are sold (unless applicable ISO requirements, including but not limited to, certain holding requirements, are not satisfied). The Company believes that the potential preferential tax treatment provides an added incentive for our employees. The Company notes that, unlike NQSOs, the Company is not entitled to a tax deduction in the year in which the individual exercises the ISO. However, if the ISO holder does not meet the applicable ISO requirements for an ISO, he or she will have a disqualifying disposition, in which case the employee would be subject to income taxation on exercise and the Company would be entitled to a deduction. Exercised ISOs have historically resulted in a disqualifying disposition and the Company has been entitled to a tax deduction. The Company expects this historical trend to continue in the future. All options are granted at exercise prices equal to the closing market price on the grant date. Stock options to named executive officers are typically granted in the month of May at pre-scheduled meetings of the Compensation Committee and the Board of Directors. It is the Company's policy to grant options to all employees only during periods other than "black out periods." A black out period is defined in the Company's insider trading policy as the period beginning after the last day of each quarter and continuing until the second trading day after information relating to the results of operations (earnings report) for such quarter have been announced to the public, but a black out period may be extended for persons covered by the insider trading policy who have knowledge of material non-public information, for the duration of the period that information remains material non-public information. Stock option grant amounts to the CFO and COO are recommended by the CEO to the Compensation Committee, and the Compensation Committee determines the stock option grant amount for the CEO and reviews and approves stock option grant amounts to the CFO and COO. While specific target stock option awards are not set for the named executive officers each year, in determining an appropriate amount of stock options to grant to the named executive officers, the Compensation Committee considers Company performance against plan, individual performance against personal objectives, and the number of options held by the named executive officers and other employees in relation to the total number of shares outstanding.

Other Fringe Benefits and Perquisites

The Company provides several fringe benefit plans including the Chyron Employees' Pension Plan (the "Pension Plan") and the Chyron Corporation Employees' 401(k) Plan (the "401(k) Plan") to its named executive officers and most other U.S. employees. Additionally, the Company provides other benefits, including medical and dental plans, life and accidental death insurance, short-term and long-term disability insurance, paid sick leave and vacation and paid holidays, to all U.S. employees, including the named executive officers.

The Company pays certain perquisites to its CEO. No perquisites are paid to the CFO or COO. In 2007, these perquisites include or included: a housing allowance in the U.S. (ended March 2007); reimbursement for a leased automobile in the U.K. (ended September 2007); reimbursement for personal use of a rental car, with operating costs, in the U.S. (ended September 2007 and replaced with a commutation allowance beginning in October 2007); and, reimbursement for income tax preparation fees. These are explained in more detail in the 2007 All Other Compensation Table below.

EXECUTIVE COMPENSATION

Summary Compensation Table

The below table summarizes the total compensation earned by each of the named executive officers for the years ended December 31, 2007 and 2006.

Name & Principal Position	Year	Salary ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
A	B	C	F	G	H	I	J

Michael Wellesley-Wesley,	2007	431,504	61,991	352,882	19,759	69,398	935,534
President and Chief	2006	356,163	33,174	175,905	22,688	104,449	692,379
Executive Officer

Jerry Kieliszak,	2007	194,013	39,822	135,894	20,127	15,620	405,476
Senior Vice President and	2006	180,769	22,776	79,459	19,907	14,762	317,673
Chief Financial Officer

Kevin Prince,	2007	185,194	41,328	127,865	14,831	11,520	380,738
Senior Vice President	2006	174,087	22,242	69,958	11,889	8,640	286,816
and Chief Operating Officer

1 Represents base salary earned during the year. Mr. Wellesley-Wesley's 2007 base salary was denominated in GBPs until September 28, 2007 and thereafter in US dollars. During the period through September 28, 2007 his base salary totaled GBP153,372 which the Company paid him as $305,254 using interbank exchange rates in effect at the time of payment. For the period September 29 through the end of 2007 he was paid $126,250. Commencing April 2007 his housing allowance was terminated and an equivalent amount ($30,000 per annum) was added to his base salary and as a result, an additional $22,500 in salary was paid to him in 2007 in lieu of the housing allowance.

2 Represents the stock option expense recorded for the named executive officers in the Company's statement of operations in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, ("FAS 123R"), excluding any estimated forfeitures. The Company's policy with respect to recording stock option expense is explained in Footnote 1, Summary of Significant Accounting Policies, and the assumptions used in arriving at these amounts are described in Footnote 7, Long-Term Incentive Plan, to the Company's Consolidated Financial Statements appearing in the Company's Annual Report on Form 10-K for 2007. The above amounts for 2007 include amounts from awards granted in 2005 through 2007 and for 2006 include amounts for awards granted in 2004 through 2006. There can be no assurance that these amounts will ever be realized.

3 Represents the amount earned for the year shown. (See 2007 Non-Equity Incentive Plan Compensation Table for more detail.)

4 Represents the actuarial increase in the present value of the named executive officer's benefits under the Pension Plan, a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company meeting Pension Plan eligibility criteria. Present values for 2007 are based on certain assumptions which are disclosed in a footnote to the 2007 Pension Benefits Table below. For additional information on the Pension Plan, refer to Footnote 10, Benefit Plans, to the Company's Consolidated Financial Statements appearing in the Company's Annual Report on Form 10-K for 2007.

5 Represents perquisites, tax reimbursements, Company matching contributions to the 401(k) Plan and insurance premiums. See the 2007 All Other Compensation Table for additional information.

2007 All Other Compensation Table (Column I)
Name	Housing Allowance ($)[1]	Automobile Usage ($)[2]	Commutation Allowance ($)[3]	Tax Preparation Fees ($)[4]	Tax Gross-Up ($)[5]	Company Match on Qualified 401(k) Plan ($)[6]	Life Insurance Premiums ($)[7]

Michael Wellesley-Wesley	7,500	29,394	4,154	4,249	12,581	-	11,520
Jerry Kieliszak	-	-	-	-	-	4,100	11,520
Kevin Prince	-	-	-	-	-	-	11,520

1 Through March 31, 2007, Mr. Wellesley-Wesley was paid a monthly housing allowance of $2,500 to assist in paying for housing in the U.S. In February 2007, the Compensation Committee approved an increase in his salary, effective April 1, 2007, of $30,000 per annum in lieu of the monthly allowance.

2 Until September 30, 2007, the Company reimbursed Mr. Wellesley-Wesley for the monthly GBP denominated cost of leasing an automobile in the U.K. These amounts were reimbursed to him in U.S. dollars using the exchange rates in effect at the time of reimbursement. For 2007 he was reimbursed GBP 6,444 ($12,826) for the U.K. automobile lease. Until September 30, 2007, the Company also reimbursed him for personal use of a rental automobile and related operating expenses in the U.S. For 2007, this amounted to $16,568.

3 Upon the termination of Mr. Wellesley-Wesley's reimbursement for the U.K. automobile lease and U.S. rental automobile and related operating expenses as described in footnote 2 above, the Compensation Committee awarded him a commutation allowance of $18,000 per year, payable in bi-weekly installments.

4 The Company reimburses Mr. Wellesley-Wesley for professional tax assistance in preparing his personal income tax returns, up to a maximum of $5,000 per year. For 2007 the Company reimbursed him $4,249.

5 The Company compensated Mr. Wellesley-Wesley for the estimated income tax on payments made to him for the U.K. leased automobile and the Medicaid tax on the income tax preparation fees. For 2007, the tax gross up on the U.K. leased automobile was GBP 6,280 ($12,518) and on the tax preparation fee was $63.

6 Represents the company matching contribution of 20% of the first 10% of salary and cash incentive plan award employee contribution that the Company makes for all employees who participate in the 401(k) Plan. Mr. Wellesley-Wesley and Mr. Prince did not participate in the 401(k) plan in 2007.

7 Represents Company paid premiums for life insurance for the named executive officers. The Company provides group term life insurance for all of its U.S. employees equal to 250% of the insured's annual salary, except for the named executive officers, for whom the insurance provided is five hundred thousand dollars each.

2007 Non-Equity Incentive Plan Compensation Table (Column G)

The following Non-Equity Incentive Plan Compensation Table provides information about annual performance-based cash awards earned by the named executive officers for 2007. See the Annual Performance-Based Cash Awards section above for a discussion of the policy and terms of these awards.

Name	Target as a % of Salary	Payout Range as a % of Salary	Target Award ($)	Maximum Award ($)	Actual Award ($)	Actual Award as a % of Salary

Michael Wellesley-Wesley	70%	0% - 96%	302,281	415,636	352,882	82%
Jerry Kieliszak	60%	0% - 83%	116,408	160,060	135,894	70%
Kevin Prince	60%	0% - 83%	111,116	152,785	127,865	69%

2007 Grants of Plan-Based Awards Table

The following Grants of Plan-Based Awards Table provides information about stock option awards granted to the named executive officers during 2007. See the Stock Options section above for a discussion of the policy and terms under which stock option grants are awarded.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)[1]	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value of Option Awards ($)[2]
A	B	J	K	L

Michael Wellesley-Wesley	5/16/2007	50,001	2.43	85,502
Jerry Kieliszak	5/16/2007	33,334	2.43	57,001
Kevin Prince	5/16/2007	33,334	2.43	57,001

1 These are incentive stock options with vesting over three years at the rate of one-third at the end of each anniversary date, from date of grant, as is typical for stock option grants under the Company's stock option plan. The exercise price is the closing market price on the grant date, as is consistent with the Company's policy.

2 The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company's stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield and expected life. The fair values of the above stock option awards for 2007 were estimated based on the following assumptions: expected volatility, 99.2%; risk-free interest rate, 4.64%; expected dividend yield, 0.00%; expected life, 4 years; and estimated fair value per option granted, $1.71. The above grant date fair value of option awards excludes any estimated forfeitures.

2007 Outstanding Equity Awards at Fiscal Year-End Table
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Options Exercise Price ($/sh.)	Option Expiration Date
A	B	C	E	F

Michael Wellesley-Wesley	1,667	0	7.125	7/31/2010
	50,000	0	1.650	7/25/2011
	1,667	0	1.500	7/31/2011
	1,667	0	0.855	7/31/2012
	50,000	0	0.660	2/21/2013
	78,334	0	2.010	5/18/2014
	50,000	0	1.020	6/3/2015
	16,667	33,333	2.760	5/18/2016
	0	50,001	2.430	5/16/2017

Jerry Kieliszak	25,000	0	1.830	5/23/2012
	16,667	0	0.810	12/13/2012
	16,667	0	0.480	3/21/2013
	8,334	0	1.050	11/7/2013
	33,334	0	2.010	5/18/2014
	25,000	0	1.020	6/3/2015
	11,112	22,222	2.760	5/18/2016
	0	33,334	2.430	5/16/2017

Kevin Prince	16,667	0	1.440	8/16/2014
	33,334	0	1.020	6/3/2015
	11,112	22,222	2.760	5/18/2016
	0	33,334	2.430	5/16/2017

1 The date of grant of each of the above options is ten years prior to the above option expiration dates. The unexercisable options above vest over three years at one-third each anniversary date from date of grant.

None of the named executive officers exercised any stock options during 2007.

2007 Pension Benefits Table (Column H)
Name	Plan Name	Number of Years of Credited Service (#)[1]	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year($)
A	B	C	D	E

Michael Wellesley-Wesley	Chyron Employees' Pension Plan	3.5	63,744	-
Jerry Kieliszak	Chyron Employees' Pension Plan	4.5	64,912	-
Kevin Prince	Chyron Employees' Pension Plan	2.0	26,720	-

1  As of December 31, 2007, the number of years and months that each named executive officer has worked for the Company, in arriving at these number of years of credited service, is as follows: Mr. Wellesley-Wesley, 4 years, 10 months; Mr. Kieliszak, 5 years, 9 months; and Mr. Prince, 3 years, 5 months.

The Pension Plan is a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company, including the named executive officers, meeting Pension Plan eligibility criteria. The criteria states that employees are eligible to participate in, and will be enrolled in, the Pension Plan on January 1st or July 1st after completing one full year of service as measured from date of hire and having attained the age of 21. Effective October 1, 2006, the Pension Plan was closed to all employees hired on or after October 1, 2006. Years of credited service for benefits purposes are measured based on the number of years an employee is a participant in the Pension Plan.

A participant's normal retirement age is the later of the date he or she reaches age 65 or the date he or she completes 5 years of service of participation in the Pension Plan. Participants may also elect an early retirement option at age 55, but with actuarially determined reductions in benefits. Benefits earned as of December 31, 2005 are payable either as an annuity or as a lump sum, and benefits earned after 2005 are only payable as an annuity (if over a deminimis amount). In addition to a single life annuity, benefits can be payable as other actuarially equivalent annuities.

A participant who was enrolled in the Pension Plan prior to July 1, 1998 will receive a monthly pension benefit equal to 25% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 38% of such earnings in excess of Social Security Covered Compensation for the period of his or her participation prior to July 1, 1998. The benefit is reduced by 1/20th for each year of service that the participant's years of service with the Company are less than 20 years. A participant who enrolled on or after July 1, 1998, which includes all of the named executive officers, and, for post June 30, 1998 participation for participants who enrolled prior to July 1, 1998, the monthly pension benefit will be computed as 32% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 48% of such earnings in excess of Social Security Covered Compensation. The benefit is reduced by 1/35th for each year of service that the participant's years of service with the Company are less than 35 years. For years prior to January 1, 2007 earnings represent base earnings plus commissions not to exceed 80% of base earnings. Effective January 1, 2007, earnings represent base earnings plus cash incentive plan award, and commissions not to exceed 80% of base earnings. Average earnings are based on the five highest consecutive years of earnings during the ten years prior to retirement or termination of employment.

Vested benefits are those amounts to which participants are entitled regardless of future service to the Company. A participant is credited with a year of service for vesting purposes for each Pension Plan year during which he completes at least 1,000 hours of service, commencing with his year of hire. Participants hired on or after July 1, 1998 vest according to the following schedule: years of service less than five, 0% vested; and years of service five or more, 100% vested.

In addition to vested benefits, the Pension Plan provides certain disability and death benefits. If a participant becomes disabled prior to his or her retirement or other termination of employment, he or she is entitled to receive the present value of his or her accrued benefits in the form of a lump sum payment. Upon death of a participant, the beneficiary is entitled to receive the vested interest of the participant's accrued benefit in the form of a lump sum amount, subject to eligibility requirements stipulated in the Pension Plan.

The present value of accumulated benefits in the table above has been determined by an independent actuary. These amounts have been determined based on certain assumptions, some of which are disclosed in the Company's Annual Report on Form 10-K for 2007. Key assumptions include: a 6.50% discount rate; RP 2000 generational mortality with a white collar adjustment, and lump sums calculated using mandated interest rates and mortality. Benefits earned as of December 31, 2007 were assumed to be payable as a lump sum, and benefits earned after 2005 are assumed to be payable as a single life annuity. Further, it was assumed that benefits will commence at normal retirement age and there will be no turnover prior to retirement. The foregoing actuarial assumptions are also based on the presumption that the Pension Plan will continue. If the Pension Plan were to terminate or be frozen, different actuarial assumptions and other factors might be applicable in determining the present value of accumulated benefits.

Potential Payments upon Termination or Change in Control

The Company has entered into change in control agreements with each of the named executive officers. These agreements are intended to provide for continuity of management in the event of a change in control (as defined below) and provide that the named executive officers would be entitled to certain severance benefits upon their termination related to a change in control of the Company (as defined below). If as a result of a change in control a named executive officer is terminated for any reason other than for cause (as defined below), or if the named executive officer resigns for good reason (as defined below), then the named executive officer is entitled to severance benefits of: (i) an amount equal to his base salary for a 12 month period ("severance salary"); (ii) a cash incentive plan award equal to the greater of the cash incentive plan award paid him for the full fiscal year prior to the year of the change in control or the annualized amount of the year-to-date accrued cash incentive plan award of the year of the change in control ("severance cash incentive plan award"); (iii) payment for any accrued but unused vacation up to the maximum accrual of six weeks; (iv) all unvested options would immediately vest and the period to exercise such options would be the remaining term of the option grant regardless of any shorter period in the Company's stock option plan; and (v) an amount, grossed up for federal, state and local taxes, in lieu of one year of participation in the Company's life, long-term disability and medical and dental plans ("severance benefits"). Following a severance event (as defined below), the severance salary would be paid in even installments on a bi-weekly basis for a period of twelve (12) months from termination, and the severance cash incentive plan award, severance benefits and accrued vacation amounts would be paid in a lump sum within two (2) business days from the date of termination. The agreements specify that the Company will hold the named executive officer harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities that might result from any violation of Section 409A of the Code in connection with payments received under the agreements, as long as the officer has complied with the terms of the agreement. The Company has structured the agreements in such a way as to seek to comply with Section 409A of the Code.

For purposes of the agreements, "change in control" generally means: (i) the acquisition, directly or indirectly, by any individual, entity or group, or a Person (as defined in Securities and Exchange Act of 1934), of ownership of 30% or more of the Company's voting securities; (ii) a majority of the Company's Board of Directors are replaced; (iii) shareholders approve a reorganization, merger or consolidation wherein more than 50% of the then outstanding shares of Common Stock changes hands; (iv) shareholders approve a complete liquidation or dissolution of the Company; or (v) shareholders approve the sale or other disposition of all or substantially all of the assets of the Company. For the purpose of the agreements, "cause" is defined as (i) conviction of a felony; (ii) willfully committing any act or willfully omitting to take any action in bad faith and to the material detriment to the Company; (iii) committing an act of active and deliberate fraud against the

Company; or (iv) materially breaching any term of the agreement or any written policy of the Company that could expose the Company to significant damages and failure to correct such breach within ten days after written notice thereof. For purpose of the agreements, a "severance event" is defined as termination of employment of the named executive officer if his termination is related to a change in control and is either without cause or a resignation for good reason. For purpose of the agreements, "good reason" is defined as the named executive officer giving notice of his resignation, in the event of a severance event as a result of: (i) a reduction in his base salary or the cap on his incentive pay; (ii) his assignment to any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities which result in a diminution in such position, authority, duties or responsibilities, whether immediately prior to or after the occurrence of a severance event; (iii) the taking of any action by the Company which would adversely affect his participation in, or materially reduce his benefits under any plans, including incentive pay plans or programs, offered by the Company prior to the severance event; or (iv) requiring him to be based at any office or location other than in New York City or Long Island. These change in control agreements supersede and replace the named executive officer's rights to benefits under the Severance Plan for U.S. Employees, Mr. Wellesley-Wesley's rights under his employment agreement, and Mr. Kieliszak's rights under his severance agreement, in the event of a change in control.

Estimated Benefits upon a Change in Control

The following table shows estimated amounts that would be payable in the event of a change in control under change in control agreements between the named executive officers and the Company. Such amounts are based on compensation and benefit plan and other costs in effect at December 31, 2007.
Name	Severance Salary ($)1	Severance Cash Incentive Plan Award ($)2	Severance Benefits ($)3	Accrued Vacation ($)4	Early Vesting of Stock Options ($)5	Tax Gross-Up ($)6	Excise Tax ($)7	Total ($)

Michael Wellesley-Wesley	442,000	352,882	31,489	17,000	155,501	23,755	137,115	1,159,742

Jerry Kieliszak	196,350	$135,894	31,489	7,552	103,667	23,755	0	498,707

Kevin Prince	187,425	$127,865	31,489	7,209	103,667	23,755	0	481,410

1 Amounts are base salary in effect at December 31, 2007.
2 It is assumed for this purpose that the cash incentive plan awards paid for 2007 would be the greater amount of 2007 actual versus 2008 projected cash incentive plan awards.

3 Amounts represent management estimates based on existing benefits plan premiums. Actual amounts would be costs charged by third party insurers to provide comparable benefits to those provided by the Company for the twelve month period following termination.

4 Amounts represent actual accrued vacation at December 31, 2007.
5 Represents the fair value as determined for FAS 123R purposes, applied to in-the-money unvested stock options at December 31, 2007. There can be no assurance that these amounts will be realized.
6 The tax gross-up is estimated as that required to compensate for a 43% tax on the Payments in Lieu of Benefits.

7 The change in control agreements for each of the named executive officers state that the Company will hold each harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities (the "409A penalties") that might result from any non-compliance with Section 409A of the Code in connection with payments made under the agreements. Accrued vacation, early vesting of stock options, the portion of payments in lieu of benefits relating to post-termination reimbursement of medical benefits and the 409A limitation of $450,000 are not counted in arriving at the total payments subject to 409A excise tax and interest. Based on these adjustments, the Company estimates that only $382,657 of payments to Mr. Wellesley-Wesley would be subject to 409A excise tax and interest in a scenario in which the change in control payments made to him were determined to not be in compliance with 409A. We assumed a change in control date of December 31, 2007; payment to him of the change in control payments, net of excise tax withheld, on April 15, 2008; an excise tax rate of 20% for purposes of computing excise taxes due to tax authorities; a 7.5% annual interest rate for purposes of computing interest due to tax authorities on the excise tax as measured from the change in control date to the withholding date; and a personal combined income tax rate of 43%, which rate was used to compute the tax gross-up amount of $58,960 included in the amount shown, so as to net him, on an after-tax basis, with the $76,531 excise tax and $1,624 interest (collectively the 409A penalties) that would be payable to tax authorities. We are required to report this information in this Compensation Discussion & Analysis section to disclose what the effect would be if 409A were not complied with. However, we believe that the change in control agreements as structured comply with the requirements of 409A and we intend to comply with 409A to the fullest extent possible, and therefore we believe the aforementioned 409A penalties would likely not be incurred.

Estimated Benefits upon Termination Related to Other Than a Change in Control

The Company has an employment agreement with Mr. Wellesley-Wesley that expires August 31, 2008. The parties agree to begin good faith negotiations of an extension within120 days before the end of the employment term. The agreement contains severance provisions, with respect to his termination by the Company for other than cause, or physical or mental incapacity or disability that make him unable to discharge his duties for 120 consecutive days, or in the event of his death, that entitle him to receive: (i) base salary for the remainder of the employment term; (ii) all unvested options shall immediately vest and have an exercise period equal to the remaining term of such options without regard to any shorter period set forth in the relevant stock option plan as a result of termination; (iii) an amount, grossed up for federal, state and local taxes, in lieu of participation in the Company's life, long-term disability and health insurance plans for the remaining term of the agreement; (iv) any accrued, but unpaid, base salary and cash incentive plan award shall be paid him; and, (v) any previously incurred but unpaid business expenses or other amounts due shall be paid him. The agreement also contains non-competition, patents and copyrights and confidential information provisions. Assuming that the agreement had been terminated on December 31, 2007, his severance payments under the agreement would have been: (i) salary, $294,667 (representing eight months of salary based on his annual base salary of $442,000 in effect at December 31, 2007); (ii) fair value of unvested options outstanding of $155,501; (iii) benefits at a cost to the Company of an estimated cost of $36,830 (including tax gross ups); and (iv) estimated accrued but unpaid cash incentive plan award of $212,455 (representing eight months worth, assuming straight-line accrual, of his target 2008 cash incentive plan award target of $318,682), for a total of $699,453. His base salary would be payable over the remainder of his employment term, his benefits would be payable in a lump sum upon termination and any unpaid cash incentive plan award would be paid not later than in February or March 2008, when other named executive officers would customarily be paid their awards. This employment agreement is in lieu of any benefits that Mr. Wellesley-Wesley might otherwise receive under the Company's Severance Plan for U.S. Employees, and this employment agreement is superseded and replaced by the aforementioned change in control agreement in the event of a change in control..

The Company and Mr. Kieliszak are parties to a severance agreement dated October 26, 2007 that provides that in the event Mr. Kieliszak is terminated without cause, he is entitled to receive severance of salary, a pro rata portion (based on passage of time) of the cash incentive plan award he would have earned for the full year in which terminated, and an amount, grossed up for taxes, in lieu of participation in the Company's health insurance plan for a twelve month period, subject to mitigation after the three month severance period provided for in the Company's Severance Plan for U.S. Employees. Estimated amounts payable under this agreement at December 31, 2007 are: (i) salary of $196,350 (representing one year's worth of salary in effect at December 31, 2007), (ii) his 2007 cash incentive plan award of $135,894, and (iii) an amount in lieu of participation in the Company's health insurance plan, grossed up for taxes, of $30,647. The salary amount would be payable bi-weekly over the severance period. The cash incentive plan award would be payable in the following February or March when the other named executive officers are paid their awards. The amount of participation in the Company's health insurance plan would be paid in a lump sum within two days of termination. This severance agreement is superseded and replaced by the aforementioned change in control agreement in the event of a change in control.

Mr. Prince is a participant in the Severance Plan for U.S. Employees, which covers all U.S. employees of the Company. Under this plan he is entitled to three months of severance pay if terminated. Payment of the severance may be in one lump sum or bi-weekly over the severance period, at the option of the Company. Total severance to which he would be entitled under the plan would be $46,856 based on his annual salary at December 31, 2007. Additionally, it is the Company's policy to pay for COBRA medical and dental benefits premiums for senior management personnel for six months following termination for other than cause. The cost to the Company of this coverage would be $8,735 based on current rates. Mr. Prince's participation in this severance plan is superceded and replaced by the aforementioned change in control agreement in the event of a change in control.

The Effects of Regulatory Requirements on Our Executive Compensation

Code Section 162(m). Section 162(m) of the Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company's proxy statement unless the compensation meets certain specific requirements. Under currently applicable regulations, in general, the named executive officers of the Company are not currently compensated, nor do we expect they would be compensated in the foreseeable future, at a rate that would implicate Code Section 162(m).

Code Section 409A. Code Section 409A generally modified the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. The Compensation Committee considers the implications under Code Section 409A in determining the design, including the form and timing of deferred compensation, paid to our employees, including named executive officers. The Company's non-qualified deferred compensation arrangements are administered in accordance with a reasonable good faith interpretation of the rules and guidance published under Code Section 409A, and will continue to do so.

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit, respectively, the Company's ability to take a tax deduction for certain "excess parachute payments" (as defined in Code Sections 280G and 4999) and impose excise taxes on certain executives who receive "excess parachute payments" that are contingent upon a "change in control" (as defined in Code Section 280G). The Compensation Committee considers the adverse tax consequences imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including our named executive officers.

Accounting Rules. Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for awards under its incentive programs in its financial statements. The Compensation Committee takes into consideration the accounting treatment of stock options under FAS 123(R) when determining the types of and value of option grants under the stock option plan for all employees, including our named executive officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

DIRECTOR COMPENSATION

The Company pays its non-employee Directors a combination of an annual retainer and fees for meetings attended. The Chairman of the Board of Directors, Christopher R. Kelly, receives an annual retainer of $10,000 and each other non-employee Director receives an annual retainer of $5,000. Retainers are paid quarterly in equal installments after the end of each quarter. Fees paid for attendance at meetings are $1,000 for attendance at a meeting of the Board of Directors and $500 for attendance at a committee meeting. Fees are paid quarterly with the retainer. Directors are reimbursed for travel, meals, lodging and other expenses incidental to attendance at meetings in accordance with the Company's travel and expense policy. In addition to retainers and fees, each non-employee Director received an annual non-qualified stock option award for 8,334 common shares on the last trading day in July 2007; this is proposed to be increased to an annual non-qualified stock option award for 15,000 common shares in the 2008 Long-Term Incentive Plan. This schedule is set by terms of the Company's stock option plan. Such options are awarded at exercise prices equal to the closing market price on the grant date. Each option becomes exercisable on the date of grant, and expires ten years after the date of grant. No non-employee Director had any compensation arrangement with the Company other than as described herein during 2007. Mr. Wellesley-Wesley, an employee-Director, receives no retainers or fees for his service on the Board of Directors. Retainers and fees paid, and the fair value of option awards that were granted and expensed in 2007 to non-employee Directors are as follows:

2007 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)1	Total ($)
A	B	D	H

Donald P. Greenberg2	$19,000	$20,002	$39,002
Richard P. Greenthal3	17,500	20,002	37,502
Christopher R. Kelly4	22,500	20,002	42,502
Eugene M. Weber5	18,000	20,002	38,002
Michael C. Wheeler6	18,000	20,002	38,002

1 Represents the stock option expense recorded for the named Directors in the Company's statement of operations in accordance with "FAS 123R" for 2007. The Company's policy with respect to recording stock option expense is explained in Footnote 1, Summary of Significant Accounting Policies, to the Company's Consolidated Financial Statements appearing in the Company's Annual Report on Form 10-K for 2007. The fair value of each option award is estimated on the date of grant using a Block-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company's stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield and expected life. The fair values of the above stock option awards for 2007 were estimated based on the following assumptions: expected volatility, 98.1%; risk-free interest rate, 4.58%, expected dividend yield, 0.00%; expected life, 4 years; and estimated fair value per option granted, $2.40. The above grant date fair value of option awards excludes any estimated forfeitures. There can be no assurance that these amounts will ever be realized. The above named Directors hold the following number of stock options outstanding at December 31, 2007: Donald P. Greenberg, 60,005; Richard P. Greenthal, 20,835; Christopher R. Kelly, 40,004; Eugene M. Weber, 43,338; and Michael C. Wheeler, 20,835.

2 Member of the Audit Committee and Compensation Committee.
3 Member of the Audit Committee and Corporate Governance and Nominating Committee.
4 Chairman of the Board of Directors, Chairman of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee.
5 Chairman of the Audit Committee.
6 Member of the Compensation Committee and Corporate Governance and Nominating Committee.

Fees and expenses paid to non-employee Directors are recorded as expense in the period in which the meetings are held, and deducted for income tax purposes in the year incurred. Option awards are stated at their fair value in accordance with FAS 123R and are recorded as expense when granted. Non-employee Directors are awarded non-qualified stock options, for which the Company takes a tax deduction in the year of exercise.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has entered into indemnity agreements with each of its Directors and named executive officers. The indemnity agreements provide that Directors and named executive officers (the "Indemnitees") will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorney's fees and expenses), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as Director, officer, employee, agent or fiduciary of the Company or as Directors, officers, employees or agents of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against the Company or any Director or named executive officer of the Company unless the Company consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the Director or named executive officer is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Messrs. Kelly, Greenberg and Wheeler serve on our Compensation Committee. No named executive officer served as a director of another entity or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a member of our Board of Directors or on our Compensation Committee.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The primary function of the Audit Committee is to represent the Board of Directors of the Company in fulfilling its oversight responsibilities by:

1. Reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies.

2. Reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established.

3. Reviewing the Company's accounting and financial reporting processes.

4. Reviewing and appraising with management the performance of the Company's independent registered public accountants.

5. Providing an open avenue of communication between the independent registered public accountants and the Board.

The responsibilities of the Audit Committee are described in more detail in the charter of the Audit Committee, revised in July 2007, a copy of which is available on the Company's website, www.chyron.com. Click on Corporate, then Corporate Governance, then Charter of the Audit Committee of the Board of Directors. The Audit Committee charter is intended to comply with the rules of the Amex's Company Guide Section 121, Independent Directors and Audit Committee, and applicable rules and regulations of the Securities and Exchange Commission ("SEC") as they relate to independent directors and audit committee composition, meetings, responsibilities and duties, and such other requirements governing independent directors and the Corporation's Audit Committee.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met six (6) times during 2007.

In overseeing the preparation of the Company's annual financial statements, the Audit Committee met with both management and the Company's independent registered public accounting firm to review the scope of and discuss the results of the audit and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee's review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Company's independent registered public accounting firm, the Audit Committee, among other things, reviewed with them their fees for audit, audit-related, tax and all other services, and approved those fees prior to being incurred, and discussed matters relating to their independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee considered whether their provision of non-audit services is compatible with maintaining their independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Eugene M. Weber, Chairman

Donald P. Greenberg

Richard P. Greenthal
March 31, 2008

Fees Paid to Independent Registered Public Accounting Firm

BDO Seidman, LLP fees incurred by the Company for 2007 and 2006 are as follows.

	For Year Ended December 31,
	2007	2006

Audit Fees (1)	$183,658	$179,882
Audit-Related Fees (2)	56,089	40,856
Tax Fees (3)	82,639	76,050
	$322,386	$296,788

(1) Consists of fees for audit of the Company's annual financial statements and review of quarterly financial statements included in Form 10-Q.

(2) Consists primarily of fees for employee benefit plans audits.

(3) Consists of fees for tax compliance, advice and planning.

STOCK PERFORMANCE CHART

The graph below compares the cumulative 5-year total return of holders of Chyron Corporation's Common Stock with the cumulative total returns of the Russell 2000 index, and a customized peer group of two companies that includes: Avid Technologies Inc. and Vizrt Ltd. The graph tracks the performance of a $100 investment in our Common Stock, in the peer group, and the index (with the reinvestment of all dividends) from 12/31/2002 to 12/31/2007.

	12/02	12/03	12/04	12/05	12/06	12/07

Chyron Corporation	100.00	119.23	184.62	234.62	457.69	698.72
Russell 2000	100.00	147.25	174.24	182.18	215.64	212.26
Peer Group	100.00	213.27	273.64	250.34	189.26	162.71

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

On February 29, 2008, 15,520,905 shares of Common Stock were outstanding.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of February 29, 2008, certain information about all persons who, to the Company's knowledge, were beneficial owners of 5% or more of Common Stock of the Company (1).

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(2)	Class(2)(3)

LMS Capital plc (4)	2,658,862	17.13%
Carlton House, 33 Robert Adam Street
London, W1U 3HR
England, U.K.

Christopher R. Kelly (5)	2,186,170	14.05%
800 Fifth Avenue, Suite 1400
Seattle, WA 98104

Michael I. Wellesley-Wesley (6)	1,194,383	7.57%

Security Ownership of Management

The following table sets forth, as of February 29, 2008, certain information with respect to the beneficial ownership of each class of the Company's equity securities by each director and the named executive officers of the Company and all directors and executive officers of the Company as a group(1).

Name of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership (2)	Total (2)(3)

Christopher R. Kelly (5)	2,186,170	14.05%

Michael I. Wellesley-Wesley (6)	1,194,383	7.57%

Eugene M. Weber (7)	162,436	1.04%

Jerry Kieliszak (8)	141,663	*

Donald P. Greenberg (9)	76,671	*

Kevin Prince (10)	62,779	*

Richard P. Greenthal (11)	20,835	*

Michael C. Wheeler (12)	20,835	*

All directors and executive officers
As a group (8 persons)	3,865,772	23.93%

* Less than one percent (1%).

(1) These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC") and/or the beneficial owner. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him/her.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options exercisable up to 60 days after February 29, 2008 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(3) In calculating the percent of the outstanding shares of Common Stock, 15,520,905 shares of Common Stock which were outstanding on February 29, 2008, as well as, where applicable, all shares issuable on the exercise of stock options up to 60 days after February 29, 2008 held by the particular beneficial owner that are included in the column to the left of this column, are deemed to be outstanding.

(4) Includes 1,238,463 shares beneficially owned by LMS Tiger Investments Limited ("Tiger"), 134,680 shares beneficially owned by Lion Investments Ltd. ("Lion"), and 1,285,719 shares beneficially owned by Westpool Investment Trust plc ("Westpool"). Tiger, Lion and Westpool are investment companies wholly-owned by LMS Capital plc. By virtue of this relationship, LMS Capital plc is an indirect beneficial owner of the securities owned by Tiger, Lion and Westpool.

(5) Includes 40,004 shares that may be acquired upon the exercise of presently exercisable options.

(6) Includes 892,715 shares directly owned by Sun Life Pension Management and Paris Investments Limited and which Michael Wellesley-Wesley is deemed to be beneficial owner and 51,666 shares directly owned by his spouse. Also includes 250,002 shares that may be acquired upon the exercise of presently exercisable options.

(7) Includes 76,432 shares owned by the Weber Family Trust, dated 1/6/89, 21,333 shares owned by a trust for Angela S. Weber, of which Mr. Weber is custodian and 21,333 shares owned by a trust for Paige Averell Weber of which Mr. Weber is custodian. Also includes 43,338 shares that may be acquired upon the exercise of presently exercisable options.

(8) Includes 136,114 shares that may be acquired upon the exercise of presently exercisable options.

(9) Includes 60,005 shares that may be acquired upon the exercise of presently exercisable options.

(10) Includes 61,113 shares that may be acquired upon the exercise of presently exercisable options.

(11) Includes 20,835 shares that may be acquired upon the exercise of presently exercisable options.

(12) Includes 20,835 shares that may be acquired upon the exercise of presently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Code of Business Conduct and Ethics provides for review and approval in advance in writing by the Audit committee of the Board of Directors of any material related party transactions. The most significant related party transactions, particularly those involving the Company's directors or executive officers, must be reviewed and approved in advance in writing by the Company's Board of Directors. There were no such related party transactions to report since the beginning of the most recent fiscal year 2007.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year 2007, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

OTHER MATTERS ARISING AT THE ANNUAL MEETING

The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

SHAREHOLDER PROPOSALS

We presently anticipate that the 2009 Annual Meeting of shareholders will be held on or about May13, 2009.

Rule 14a-8 of the Securities Exchange Act of 1934 establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company's proxy materials. Under the rule, if a shareholder wants to include a proposal in the Company's proxy materials for its next Annual Meeting, the proposal must be received by the Company on or before December 10, 2008 and comply with eligibility requirements and procedures. A shareholder who wishes to present a matter for action at the Company's next Annual Meeting but chooses not to do so under the rule must deliver to the Company, not later than February 11, 2009, a written notice of the matter.

COST OF SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted by mail or via the Internet, although directors, officers and employees of the Company (at no additional compensation) may also solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held on record by such fiduciaries and the Company may reimburse such persons for their reasonable expenses in so doing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of BDO Seidman, LLP, which audited the Company's 2007 financial statements, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K filed with the SEC, for the year ended December 31, 2007, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Ms. Margaret Roed, Chyron Corporation, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of March 18, 2008, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. You may also obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, by going to our website at www.chyron.com and clicking on Corporate, then SEC Filings. The Company incorporates herein the Annual Report by reference.

By Order of the Board of Directors,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive Officer and Director

Melville, New York
March 31, 2008

APPENDIX I

CHYRON CORPORATION
2008 LONG-TERM INCENTIVE PLAN

Chyron Corporation, a New York corporation (the "Company"), sets forth herein the terms of its 2008 Long-Term Incentive Plan (the "Plan"), as follows:

1. PURPOSE

The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash and other stock-based awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. "Affiliate" means any company or other trade or business that "controls," is "controlled by" or is "under common control" with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. "Annual Incentive Award" means an Award made subject to attainment of performance goals (as described in Section 14) over a fiscal year period.

2.3. "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, cash or other stock-based award under the Plan.

2.4. "Award Agreement" means a written agreement between the Company and a Grantee, or notice from the Company to a Grantee, that evidences and sets out the terms and conditions of an Award.

2.5. "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such rule).

2.6. "Board" means the Board of Directors of the Company.

2.7. "Cause" means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate at or before the Grant Date: (i) engaging in any act, omission or misconduct that is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company's or an Affiliate's government licenses, permits or approvals, which is primarily due to the Service Provider's action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider's Services.

2.8. "Change in Control" shall have the meaning set forth in Section 16.2.

2.9. "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10. "Committee" means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may, in its discretion, designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee) or cause the Committee to (i) consist solely of persons who are "non-employee directors" as defined in Rule 16b-3 issued under the Exchange Act, (ii) consist solely of persons who are Outside Directors, or (iii) satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.

2.11. "Company" means Chyron Corporation, a New York corporation, or any successor corporation.

2.12. "Common Stock" or "Stock" means common stock of the Company, par value $0.01 per share.

2.13. "Covered Employee" means a Grantee who is a "covered employee" within the meaning of Section 162(m) of the Code, as qualified by Section 14.5 herein.

2.14. "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability has the meaning as set forth in Section 22(e)(3) of the Code.

2.15. "Effective Date" means the date set forth in Section 17.10 herein.

2.16. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17. "Fair Market Value" of a share of Common Stock as of a particular date shall mean (i) the closing sale price reported for a share of Common Stock on such date on the national securities exchange or national market system on which such stock is principally traded, or if such date is not a trading day, the trading day immediately preceding such date on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

2.18. "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.19. "Grant Date" means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.20. "Grantee" means a person who receives or holds an Award under the Plan.

2.21. "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22. "Incumbent Board" shall have the meaning set forth in Section 16.2.

2.23. "Non-Employee Director" means a director of the Company who is not otherwise an officer or employee of the Company or any Affiliate.

2.24. "Non-Employee Director Annual Option" shall have the meaning set forth in Section 8.12.

2.25. "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

2.26. "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

2.27. "Option Price" means the exercise price for each share of Stock subject to an Option.

2.28. "Outside Director" means a member of the Board who is not an officer or employee of the Company or an Affiliate, determined in accordance with the requirements of Section 162(m) of the Code.

2.29. "Outstanding Company Common Stock" shall have the meaning set forth in Section 16.2.

2.30. "Outstanding Company Voting Securities" shall have the meaning set forth in Section 16.2.

2.31. "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.32. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof.

2.33. "Plan" means this Chyron Corporation 2008 Long-Term Incentive Plan.

2.34. "Purchase Price" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.35. "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.36. "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37. "Restricted Stock Unit" means a bookkeeping entry representing the equivalent number of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.38. "SAR Exercise Price" means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.39. "Section 409A" shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.40. "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

2.41. "Separation from Service" means a termination of Service by a Service Provider, as determined by the Committee, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.42. "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.43. "Service Provider" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.44. "Stock Appreciation Right" or "SAR" means a right granted to a Grantee under Section 9 hereof.

2.45. "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

2.46. "Termination Date" means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.47. "Ten Percent Stockholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.48. "Unrestricted Stock" means an Award pursuant to Section 11 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. General.

The Committee shall have such powers and authority related to the administration of the Plan as are consistent with the Company's certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i)  causes the Option or SAR to become subject to Section 409A, (ii) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price or (iii) would be treated as a repricing under the rules of the exchange upon which the Company's Stock trades, without, with respect to item (i), the Grantee's written prior approval, and with respect to items (ii) and (iii), without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

3.2. Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.3. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.4. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 16 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 2,000,000. All such shares of Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The maximum number of shares of Common Stock (constituting, or underlying, any Awards) that may be awarded to any one Grantee during any calendar year shall not exceed 200,000. In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Grantee shall be $5,000,000, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Grantee on an annualized basis shall be $5,000,000.

The Committee may adopt reasonable procedures for making adjustments in accordance with Section 16. If the Option Price of any Option granted under the Plan, or if pursuant to Section 17.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. With respect to stock-based Awards, to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Grantee, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Grantee in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Grantee and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

The Plan shall be effective as of the Effective Date and shall terminate on the ten (10) year anniversary of the Effective Date, unless terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made to any Service Provider as the Committee shall determine and designate from time to time in its discretion.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7. AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that (i) in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date, and (ii) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the Grant Date.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including without limitation performance requirements) as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded up to the next nearest whole number.

8.3. Term.

Unless otherwise specified in the Award Agreement, each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the "Termination Date"); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the fifth (5th) anniversary of the Grant Date.

8.4. Separation from Service.

Except as otherwise provided in an Award Agreement, if a Grantee's employment with or service to the Company or Affiliate terminates for any reason other than Cause, (i) Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of not more than 90 days after such termination (one year in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. In the event of the termination of a Grantee's employment or service for Cause, all outstanding Options granted to such Grantee shall expire on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

8.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. Except as otherwise provided by the Committee, payments hereunder shall be made in cash or cash equivalents acceptable to the Company. Notwithstanding anything contained herein to the contrary, the Committee may, solely in its discretion, approve payment in whole or in part by an alternative method, including (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted shares of Stock already owned by the Grantee on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) in any other form that is consistent with applicable laws, regulations and rules (under certain circumstances, including, but not limited to, notes or other contractual obligations of the Grantee to make payment on a deferred basis), or (iv) any combination of the foregoing.

8.7. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates or Other Evidence of Ownership.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or other evidence of his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only: (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Non-Employee Director Annual Option Grants.

(i) At the close of business on the last trading day of each July, each then-current Non-Employee Director will be automatically granted an annual Option (each, a "Non-Employee Director Annual Option"). Unless otherwise determined by the Board in a resolution adopted on or prior to the date of the annual meeting of the Company's shareholders that coincides with or most recently precedes the date of grant of each Non-Employee Director Annual Option, the number of shares of Stock to be subject to each such Non-Employee Director Annual Option shall be 15,000, in each case subject to adjustment as provided in Section 16.1.

(ii) Unless otherwise determined by the Board, other terms of Non-Employee Director Annual Options shall be as follows:

(A) The exercise price per share of Stock purchasable upon exercise of a Non-Employee Director Annual Option will be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of the Option.

(B) A Non-Employee Director Annual Option will expire 10 years after the date of grant, regardless of whether the Non-Employee Director ceases to serve as a director of the Company for any reason.

(C) Each Non-Employee Director Annual Option will be exercisable in full on the date of grant.

(iii) If an automatic grant of Non-Employee Director Annual Options authorized under this Section 8.12 cannot be made in full due to the limitation set forth in Section 4, such grants shall be made to the greatest extent then permitted under Section 4.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, which shall be at least the Fair Market Value of one share of Stock on the date of grant. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed on the Grant Date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award.

9.2. Other Terms.

The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten years.

9.4. Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)   the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(ii)   the number of Shares with respect to which the SAR is exercised.

SARs may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED
            STOCK UNITS

10.1. Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a "restricted period") and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 14. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates or Other Evidence of Ownership.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates (or other evidence of ownership) for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates (or other evidence of ownership) shall be delivered to the Grantee, provided, however, that such certificates (or other evidence of ownership) shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4. Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 17.9 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2. Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

10.4.3. Creditor's Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Committee, in consideration for past Services rendered.

10.7. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate (or other evidence of ownership) for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Unless otherwise provided by the Committee, Awards of Unrestricted Stock shall be paid within the time period specified in Section 17.9 for short-term deferrals.

12. OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in other such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

13. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

13.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 13.

13.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

13.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

13.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE
            AWARDS

14.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 and 14.3 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code.

14.2. Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues or margin; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and (14) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section

14.3 hereof.

14.2.3. Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

14.2.4. Performance Award Pool.

The Committee may establish a Performance Award pool, which shall be an unfunded pool, in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof during the given performance period, as specified by the Committee in accordance with Section 14.2.3 hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

14.2.5. Settlement of Performance Awards; Other Terms.

The Committee shall determine the amount, if any, of (i) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Grantee in the Performance Award pool, or (ii) the amount of any potential Performance Award otherwise payable to each Grantee. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 14.2. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3. Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.3.

14.3.1. Annual Incentive Award Pool.

The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof during the given performance period, as specified by the Committee in accordance with Section 14.2.3 hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

14.3.2. Potential Annual Incentive Awards.

Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Section 162(m) of the Code, the Committee shall determine the Grantees who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 14.3.1 hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Grantee shall be subject to the limitation set forth in Section 4 hereof.

14.3.3. Settlement of Annual Incentive Awards.

The Committee shall determine the amount, if any, of (i) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Grantee in the Annual Incentive Award pool, or (ii) the amount of any potential Annual Incentive Award otherwise payable to each Grantee. The Committee may, in its discretion, determine that the amount payable to any Grantee as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Grantee prior to the end of a fiscal year or settlement of such Annual Incentive Award.

14.4. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.5. Status of Performance and Annual Incentive Awards Under Section 162(m) of the
            Code.

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 14.2 and 14.3 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulatory guidance thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulatory guidance thereunder. Accordingly, the terms of Section 14, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulatory guidance thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulatory guidance thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. REQUIREMENTS OF LAW

15.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16. EFFECT OF CHANGES IN CAPITALIZATION

16.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company (to the extent applicable); provided that any such adjustment shall comply with Section 409A. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

16.2. Definition of Change in Control.

Unless an Award Agreement provides for a different meaning, a "Change in Control" shall mean the occurrence of any of the following:

(i) the acquisition, directly or indirectly, by any individual, entity, group or Person of ownership of 30% or more of either (a) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock"), or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

(ii) during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director during such period whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened stockholder proposal pursuant to Rule 14a-8 of Regulation 14A promulgated under the Exchange Act or other solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 50% of, respectively, the then outstanding shares of common stock of the Company resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control with respect to such Award or Awards unless the Company is deemed to have undergone a change in control pursuant to the definition in Section 409A.

16.3. Effect of Change in Control; Corporate Transactions

Unless an Award Agreement explicitly provides otherwise, all outstanding Options and/or SARs shall become immediately exercisable and fully vested upon the consummation of a Change in Control, without regard to any time and/or performance vesting conditions. In addition, unless an Award Agreement explicitly provides otherwise, if the Company is to be consolidated with or acquired by another entity in a merger or a sale of all or substantially all of the Company's assets, and such transaction also constitutes or is otherwise consummated in connection with a Change in Control (a "Corporate Transaction"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options and/or SARs, either (i) make appropriate provision for the continuation of such Options and/or SARs by substituting on an equitable basis for the Shares then subject to such Options and/or SARs either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Options and/or SARs in exchange for a cash payment equal to the excess of the Fair Market Value (determined as of the date of consummation of the Corporate Transaction) of the Shares subject to such Options and/or SARs over the exercise price thereof.

Unless an Award Agreement explicitly provides otherwise, in the event of a Change in Control, the Committee shall waive any or all Company vesting, repurchase and/or forfeiture rights and conditions with respect to outstanding Restricted Stock and/or Restricted Stock Units. In addition, in the event of a Corporate Transaction, unless an Award Agreement explicitly provides otherwise, with respect to outstanding grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock, the Committee or the Successor Board, shall either (i) make appropriate provisions for the continuation of such grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock by substituting on an equitable basis for the Shares then subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock in exchange for a cash payment equal to the excess of the Fair Market Value (determined as of the date of consummation of the Corporate Transaction) of the Shares subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock over the purchase price thereof, if any.

16.4. Reorganization Which Does Not Constitute a Change in Control.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

16.5. Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole share.

16.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17. GENERAL PROVISIONS

17.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

17.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of New York, without regard to any choice of law principles thereof or of any other jurisdiction.

17.9. Short-Term Deferrals.

For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee's first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

17.10. Stockholder Approval; Effective Date of Plan.

The Plan shall be effective as of May 14, 2008, the date of its approval by the shareholders of the Company (the "Effective Date").